INVESCO BALANCED RISK RETIREMENT NOW FUND                          SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        18

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $ 5
        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                --
          Class C                --
          Class R               $ 1
          Class Y                --
          Institutional Class    --

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)

        1 Dividends from net investment income
          Class A               0.0230
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B               0.0075
          Class C               0.0074
          Class R               0.0178
          Class Y               0.0282
          Institutional Class   0.0282

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               231

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class A5              2,073
          Class B                  31
          Class C                  74
          Class C5                434
          Class R                  88
          Class R5                 14
          Class Y                  17
          Institutional Class       6

74V.    1 Net asset value per share (to nearest cent)
          Class A               $8.36

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class A5              $8.36
          Class B               $8.35
          Class C               $8.35
          Class C5              $8.35
          Class R               $8.36
          Class R5              $8.36
          Class Y               $8.37
          Institutional Class   $8.37